Articles of Amendment

to

Articles of Incorporation

of

Premier Indemnity Holding Company

(Name of corporation as currently filed with the Florida Dept. of State)

_____________________________________________________________

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

______________________________________________________________________________

(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”)

(A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTD- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

The following is hereby added as an additional paragraph at the end of Article VI of the Articles of Incorporation of Premier Indemnity Holding Company (the “corporation”): shares of common stock held by each holder of record on the date that this Articles of Amendment is filed with the Florida Department of State (the “Effective Date”) shall be reverse split at the rat of 4.8 for 1, so that each 4.8 shares of common stock held by each holder of record on the Effective Date shall be automatically consolidated into one share, without any further action on the part of the stockholders. All fractional shares owned by each stockholder of record on the Effective Date will be (Continued on attached sheet).

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

(continued)

ATTACHMENT TO

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

PREMIER INDEMNITY HOLDING COMPANY

____________________

aggregated, and to the extent after aggregating all fractional shares any registered stockholder is entitled to a fraction of a share, such stockholder shall be entitled to receive one whole share in respect of such fraction of a share. Each stock certificate issued prior to the Effective Date shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of common stock, as the case may be, into which the shares represented by such certificate shall have been reclassified pursuant to the reverse split. Each stockholder of record of a certificate that represented shares of common stock immediately prior to the Effective Date shall receive, upon surrender such certificate, a new certificate representing the number of shares of common stock immediately after the reverse split.

The date of each amendment(s) adoption: November 28, 2006

Effective date if applicable: __________________________________________

(no more than 90 days after amendment file date)

Adpotion of Amendment(s)	(CHECK ONE)

☒ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by

________________________________.”

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature	/s/ Stephen L. Rohde

Stephen L. Rohde

President, CEO, and Treasurer, and Director

FILING FEE: $35